UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 10th, 2018

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877-424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.       Entry into a Material Definitive Agreement.

On August 10th, 2018, the Company entered into a Convertible Loan Agreement (the “Agreement”) with Eroll Grow Tech Ltd., (“Eroll”), (DBA “Seedo”), a private Israeli corporation.

Pursuant to the Agreement, Cannabics shall invest up to $2,000,000 into Eroll for both production of their revolutionary self-contained medicinal cannabis growing system, as well as a joint venture to capture specific information within their units, which will be downloaded via an app on the user’s smart phone and directly retrieved by Cannabics’ cloud-based platform for diagnostic monitoring.

Specifically, Cannabis has already invested $500,000 upon execution of the Agreement, to be followed by second $500,000 tranche within 90 days and $1,000,000 90 days following that. $1,000,000 is convertible into shares of Eroll should it go public on the US market. Eroll was also given Warrants for up to one million shares of Cannabics for the next calendar year.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits

10.1	Convertible Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14th, 2018

Cannabics Pharmaceuticals Inc.

By: /s/ Eyal Barad
Eyal Barad
Chief Executive Officer, Director